Exhibit 32.2

Written Statement of Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of TTEC Holdings, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

a.

The Annual Report on Form 10-K of the Company for the year ended December 31, 2022 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Dustin J. Semach
Dustin J. Semach
Chief Financial Officer

Date: February 28, 2023